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                                  EXHIBIT 10(j)

                                                                January 22, 1996

Mr. Robert B. Ginsburg
Marlton Technologies, Inc.
2828 Charter Road
Philadelphia, PA 19154

Dear Bob:

         Confirming prior actions of the Board of Directors regarding your Amended Employment Agreement dated December 11, 1992 between you and Marlton,

         On June 27, 1995 the Compensation Committee of the Board of Directors recommended and approved an increase in your annual base salary to $145,000.

         On December 22, 1995, the Board of Directors recommended and approved, effective January 22, 1996, that the dates in Paragraphs 2(a) and 3 (regarding term of employment) and in Paragraph 6 (regarding right to obtain common stock) of the Amended Employment Agreement be extended in each case from December 31, 1997 to December 31, 2000.

         In addition, the address in Paragraph 4 and 13 of the Amended Employment Agreement shall be changed from 111 Presidential Boulevard, Suite 101, Bala Cynwyd, PA 19004 to 2828 Charter Road, Suite 101, Philadelphia, PA 19154.

         Except as amended by the above, the Amended Employment Agreement shall remain in full force and effect in accordance with its terms.

                                        Very truly yours,
                                        Marlton Technologies, Inc.

 Agreed to:

 /s/Robert B. Ginsburg                  /s/ Fred Cohen
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 Robert B. Ginsburg                     Fred Cohen, Chairman